Exhibit 99.1

Solaris Oilfield Infrastructure Announces Kingfisher Contract Amendment

HOUSTON, December 20, 2018 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”) announced today an amendment to the contract with its primary customer at the Company’s transloading facility in Kingfisher, Oklahoma (the “Kingfisher Facility”). The amended contract (1) reduces the minimum contracted annual revenue to approximately $3.6 million beginning in March 2019, (2) shortens the initial term to December 31, 2020, (3) triggers a partial termination payment to Solaris of approximately $26.0 million,  which was paid in cash during December 2018, and (4) allows the use of a portion of the previously dedicated storage and rail track for additional third-party customers’ use.

In addition, Solaris has secured a two-year commitment from this customer to be its exclusive provider of well site proppant storage in Oklahoma, Texas and New Mexico.

Management Commentary

Solaris Chairman and Chief Executive Officer Bill Zartler commented, “We are pleased to reach a mutually-beneficial agreement to accommodate the shifting needs of both our customer and the industry.”

Zartler continued, “While the industry shift to in-basin sand has lowered potential demand for many transload facilities, including Kingfisher, it has the opposite effect on our mobile proppant systems. In-basin sand logistics removes a storage buffer from the supply chain and relies heavily on trucking, which introduces increased volatility to the total supply chain. We help our customers manage that volatility through our market leading mobile proppant management systems which provide a highly reliable and large inventory buffer at the blender in a relatively small footprint. In addition, our integrated software solutions provide complete last mile supply chain visibility which facilitates enhanced logistics management.”

About Solaris’ Kingfisher Facility

The Kingfisher Facility is a 300-acre, unit-train capable facility located on the Union Pacific Railroad in Central Oklahoma. The facility consists of over 45,000 feet of rail track and 30,000 tons of high efficiency silo storage. The facility was completed in August 2018 and capital expenditures related to completion totaled approximately $40 million. In the quarter ended September 30, 2018, Kingfisher revenues accounted for less than 5% of total company revenue.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies, the Bakken and the Barnett Shale. Additional information is available on our website, www.solarisoilfield.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for the operation of our Kingfisher Facility, current long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com

Solaris Oilfield Infrastructure, Inc.